As filed with the Securities and Exchange Commission on October 20, 2020

 Registration Number 333- 249080

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Number One to

FORM S-1

Registration Statement under the Securities Act of 1933

CoJax Oil and Gas Corporation

(Exact name of Registrant as specified in its charter)

Virginia	1311	82-3270504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Identification No.)

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jeffrey J. Guzy, Chairman of the Board of Directors and Chief Executive Officer

CoJax Oil & Gas Corporation

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul W. Richter, Esq.

PW Richter, plc

3901 Dominion Townes Circle

Richmond, Virginia 23223

(804) 644-2182

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

EXPLANATORY NOTE:

This Post-Effective Amendment Number One (“Amendment”) to this Form S-1 Registration Statement (Commission File Number 333-249080), which was initially filed with the Commission on September 28, 2020 and declared effective by the Commission on October 9, 2020, (“Registration Statement”) is filed for the sole purpose of filing Exhibit 10.1 (Form of Subscription Agreement) to the Registration Statement and amending Part II, Item 16 to Part II to reflect the filing of Exhibit 10.1.  Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. The prospectus to the Registration Statement has not changed and has been omitted.

PART II

Information not Required in this Offering

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
3.1

Articles of Incorporation of CoJax Oil and Gas Corporation*

(filed as Exhibit 3.1 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

3.1.1

Amended and Restated Articles of Incorporation of CoJax Oil and Gas Corporation* (filed as Exhibit 3.1.1 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

3.1.2

Amendment to Amended and Restated Articles of Incorporation of CoJax Oil and Gas Corporation, dated June 11, 2020*

(Filed as Exhibit 3.1.2 to the Form S-1 Registration. Statement (Commission File Number 333-249080), as filed with the Commission on September 28, 2020).

3.2	By-Laws * (filed as Exhibit 3.2 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)
4.1	Specimen Common Stock Certificate * (filed as Exhibit 4.1 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)
5.1

Opinion of PW Richter, plc on validity of Shares of Common Stock*

(Filed as Exhibit 5.1 to the Form S-1 Registration Statement (Commission File Number 333-249080), as filed with the Commission on September 28, 2020).

10.1	Form of Subscription Agreement (filed herewith)
10.2

Employment Agreement by CoJax Oil and Gas Corporation and Jeffrey J. Guzy dated November 13, 2017, amended on May 15, 2018,*

(filed as Exhibit 10.2 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

10.3

Employment Agreement by CoJax Oil and Gas Corporation and Jeffrey Delancey dated May 15, 2018, *

(filed as Exhibit 10.3 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

10.4

Founder Subscription Agreement, dated November 1, 2018, by CoJax Oil and Gas Corporation and Jeffrey J. Guzy *

(filed as Exhibit 10.4 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

10.5	2018 Equity Incentive Plan * (filed as Exhibit 10.5 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)
10.6

Escrow Agreement by CoJax Oil and Gas Corporation and BizLaunch Advisors, LLC, dated May 16, 2019*

(filed as Exhibit 10.6 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

10.7

Investment Banking/Corp Advisory Agreement by Newbridge Securities Corporation and CoJax Oil and Gas Corporation, dated March 14, 2019,*

(filed as Exhibit 10.7 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)

10.8	Employment Agreement by CoJax Oil and Gas Corp. and Wm. Barrett Wellman, dated March 16, 2020 * (filed as Exhibit 10.1 to Form 8-K filed by Registrant with Commission on March 23, 2020)
14	Code of Ethics * (filed as Exhibit 14 to the Form S-1 Registration Statement (Commission File Number 333-232845) filed by Registrant with the Commission on July 26, 2019)
23.1	Consent of Haynie & Co, CPAs, public auditor * (Filed as Exhibit 23.1 to the Form S-1 Registration Statement (Commission File Number 333-249080), filed with the Commission on September 28, 2020).
23.2

Consent of PW Richter, plc (included in Exhibit 5.1)*

(Filed as Exhibit 23.2  - included in Exhibit 5.1 to the Form S-1 Registration Statement (Commission File Number 333-249080), filed with the Commission on September 28, 2020).

*      Incorporated by reference herein.

**    Previously filed as an exhibit to this Form S-1 Registration Statement, as filed with the Commission on September 28, 2020 (Commission File Number 333-249080).

(b)     All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements of notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment Number Two to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on October 20, 2020.

By: /s/Jeffrey J. Guzy

Jeffrey J. Guzy, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment Number One to the Form S-1 Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on October 20,  2020.

Signature Title

/s/ Jeffrey J. Guzy Chief Executive Officer and Chairman of the Board of

Jeffrey J. Guzy Directors (principal executive officer and sole director)

/s/ Wm. Barrett WellmanChief Financial Officer (principal financial officer)

Wm. Barrett Wellman

Exhibit No.Description

10.1Form of Subscription Agreement